Exhibit 99.1

FOR IMMEDIATE RELEASE:

TRUEBLUE REPORTS FOURTH QUARTER RESULTS

TACOMA, WA. – Feb. 3, 2010—TrueBlue, Inc. (NYSE:TBI) today reported net income of $2.1 million or $0.05 per diluted share for the fourth quarter of 2009, compared to a net loss of $46.0 million or $1.08 per diluted share for the fourth quarter of 2008. Revenue for the quarter was $262 million, a decrease of 13 percent compared to the fourth quarter of 2008.

TrueBlue’s fourth quarter 2008 results included a goodwill and intangible asset impairment charge of $61 million ($49.3 million after tax) or $1.16(a) per diluted share related to the company’s prior acquisitions. Excluding this impairment charge, net income would have been $3.3 million(a) or $0.08(a) per diluted share.

“Our fourth quarter 2009 results reflect improving revenue trends and our continued cost control efforts,” said TrueBlue CEO Steve Cooper. “We are well positioned for 2010 with a leaner organization and strong customer relationships focused on meeting the current and emerging needs of customers in each of our niche brands.”

TrueBlue closed 16 branches in the fourth quarter, resulting in 754 branches in operation at the end of the quarter.

For the first quarter of 2010, TrueBlue estimates revenue in the range of $230 million to $240 million and net loss per diluted share for the quarter of $0.06 to $0.11.

About TrueBlue

TrueBlue, Inc. is the leading provider of blue-collar staffing. In 2009, TrueBlue connected approximately 300,000 people to work through the following brands: Labor Ready, Spartan Staffing, CLP Resources, PlaneTechs, and Centerline (formerly TLC), and served approximately 175,000 businesses in the services, retail, wholesale, manufacturing, transportation, and construction industries. TrueBlue, Inc. is headquartered in Tacoma, Wash. For more information, visit TrueBlue’s website at www.TrueBlueInc.com

Forward-looking Statements

This news release contains forward-looking statements, such as statements about the ranges of revenues, gross margins and net income/(loss) anticipated for future periods, improvements in safety and workers’ compensation claims and costs, strategies for increasing revenue and net income, and other factors that may affect TrueBlue’s financial results and operations in the future. TrueBlue’s actual results are, however, subject to a number of risks, including without limitation the following: 1) national and global economic conditions, including the impact of changes in national and global credit markets and other changes on TrueBlue customers; 2) TrueBlue’s ability to continue to attract and retain customers and maintain profit margins in the face of new and existing competition; 3) potential new laws and regulations that could have a materially adverse effect on TrueBlue’s operations and financial results; 4) significant labor disturbances which could disrupt industries TrueBlue serves; 5) increased costs and collateral requirements in connection with TrueBlue’s insurance obligations, including workers’ compensation insurance; 6) the adequacy of TrueBlue’s financial reserves; 7) TrueBlue’s continuing ability to comply with financial covenants in its lines of credit and other financing agreements; 8) TrueBlue’s ability to attract and retain competent employees in key positions or to find temporary employees to fulfill the needs of our customers; 9) TrueBlue’s ability to successfully complete and integrate acquisitions that it may make from time to time; 10) TrueBlue’s ability to timely execute strategies for acquired companies; and 11) other risks described in TrueBlue’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q filings.

Definitions

(a) The $1.16 impact per diluted share related to the goodwill and intangible asset impairment is calculated by taking the impact of the impairment net of tax of $49.3 million divided by the diluted number of shares for the fourth quarter of 2008. Net income excluding the impairment of $3.3 million is calculated by taking net income for the fourth quarter of 2008 and subtracting the impact of the impairment net of tax of $49.3 million. Net income per diluted share excluding the impairment of $0.08 is calculated by taking the net loss for the fourth quarter of 2008 less the impact of the impairment net of tax divided by the diluted number of shares for the fourth quarter of 2008.

Contacts

Derrek Gafford, EVP & CFO

253-680-8214

Stacey Burke, VP of Corporate Communications

253-680-8291

TrueBlue, Inc.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, except per share data

	Thirteen Weeks Ended		Fiscal Years Ended
	December 25, 2009 (Unaudited)	December 26, 2008 (Unaudited)	December 25, 2009 (Unaudited)	December 26, 2008
Revenue from services	$262,150	$301,629	$1,018,418	$1,384,269
Cost of services	189,228	213,193	727,372	971,757

Gross profit	72,922	88,436	291,046	412,512
Selling, general and administrative expenses	65,538	78,834	262,182	332,113
Goodwill and intangible asset impairment (1)	—	61,000	—	61,000
Depreciation and amortization	4,368	4,911	17,030	16,774

Income (loss) from operations	3,016	(56,309)	11,834	2,625
Interest and other income, net	154	961	2,307	5,530

Income (loss) before tax expense	3,170	(55,348)	14,141	8,155
Income tax expense (benefit)	1,039	(9,325)	5,344	12,314

Net income (loss)	$2,131	$(46,023)	$8,797	$(4,159)

Net income (loss) per common share:
Basic	$0.05	$(1.08)	$0.21	$(0.10)
Diluted	$0.05	$(1.08)	$0.20	$(0.10)

Weighted average shares outstanding:
Basic	42,946	42,522	42,842	42,885
Diluted	43,277	42,522	43,014	42,885

(1)	The goodwill and intangible asset impairment relates to our investments in CLP, Spartan Staffing and Centerline (formerly TLC).

The impact on net income (loss) is $49.3 million after tax or $1.16 per diluted share for the thirteen weeks and fiscal year ended December 26, 2008.

TrueBlue, Inc.

SUMMARY CONSOLIDATED BALANCE SHEETS

In Thousands

	December 25, 2009 (Unaudited)	December 26, 2008
Assets
Current assets
Cash and cash equivalents	$124,377	$108,102
Accounts receivable, net	105,246	104,979
Other current assets	18,440	29,723

Total current assets	248,063	242,804
Property and equipment, net	60,353	61,542
Restricted cash	124,012	120,323
Other assets	85,701	95,006

Total assets	$518,129	$519,675

Liabilities and shareholders’ equity
Current liabilities	$84,835	$95,308
Long-term liabilities	147,862	154,238

Total liabilities	232,697	249,546
Shareholders’ equity	285,432	270,129

Total liabilities and shareholders’ equity	$518,129	$519,675

TrueBlue, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

	Fiscal Years Ended
	December 25, 2009 (Unaudited)	December 26, 2008
Cash flows from operating activities:
Net income (loss)	$8,797	$(4,159)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,030	16,774
Goodwill and intangible asset impairment	—	61,000
Provision for doubtful accounts	10,145	9,374
Stock-based compensation	7,066	7,706
Deferred income taxes	2,772	2,960
Other operating activities	1,062	(311)
Changes in operating assets and liabilities, exclusive of business acquired:
Accounts receivable	(10,412)	36,602
Income taxes	13,397	(25,170)
Other assets	919	3,133
Accounts payable and other accrued expenses	(4,573)	(5,199)
Accrued wages and benefits	2,015	(8,815)
Workers’ compensation claims reserve	(14,091)	1,680
Other liabilities	(522)	(3,137)

Net cash provided by operating activities	33,605	92,438

Cash flows from investing activities:
Capital expenditures	(13,153)	(26,137)
Purchases of marketable securities	—	(27,158)
Maturities of marketable securities	—	38,087
Acquisition of business, net of cash acquired	—	(22,390)
Change in restricted cash	(3,689)	12,174
Other	94	(11)

Net cash used in investing activities	(16,748)	(25,435)

Cash flows from financing activities:
Purchases and retirement of common stock	—	(15,997)
Net proceeds from sale of stock through options and employee benefit plans	1,062	3,488
Shares withheld for taxes upon vesting of restricted stock	(880)	(1,018)
Payments on debt	(394)	(250)
Other	(996)	(229)

Net cash used in financing activities	(1,208)	(14,006)

Effect of exchange rates on cash	626	(1,903)

Net change in cash and cash equivalents	16,275	51,094
CASH AND CASH EQUIVALENTS, beginning of year	108,102	57,008

CASH AND CASH EQUIVALENTS, end of year	$124,377	$108,102

TrueBlue, Inc.

Analysis of Revenue Growth / (Decline)

(Unaudited)

	Thirteen Weeks Ended		Fiscal Years Ended
	December 25, 2009	December 26, 2008	December 25, 2009	December 26, 2008
Major Revenue Trends
Organic revenue decline	-13.1%	-27.5%	-27.8%	-15.7%
Acquisitions within last 12 months	0.0%	12.8%	1.4%	15.6%

Total revenue decline	-13.1%	-14.7%	-26.4%	-0.1%

Organic Revenue Trends*
Same branch	-6.2%	-24.5%	-21.5%	-13.4%
New branches	0.5%	0.7%	0.2%	0.8%
Closed branches	-8.9%	-3.1%	-7.7%	-3.4%
Currency	0.4%	-1.3%	-0.4%	-0.1%

*	Percentages for organic revenue components do not sum to total organic revenue growth as same branch growth is determined off a revenue base of branches open for 12 or more months, whereas other organic revenue growth components are measured off a total revenue base.

TrueBlue, Inc.

Schedule of Year-Over-Year Same Branch Revenue Growth / (Decline)

(Unaudited)

January 2009	-30.2%
February 2009	-31.9%
March 2009	-35.3%
April 2009	-31.2%
May 2009	-29.3%
June 2009	-23.9%
July 2009	-20.2%
August 2009	-18.4%
September 2009	-18.1%
October 2009	-15.1%
November 2009	-6.6%
December 2009	5.1%